Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1) Registration Statement (Form S-8 No. 333-230378) pertaining to the Verra Mobility Corporation 2018 Equity Incentive Plan,

(2) Registration Statement (Form S-3 No. 333-260822);

of our reports dated April 22, 2022, with respect to the consolidated financial statements and schedule of Verra Mobility Corporation, and the effectiveness of internal control over financial reporting of Verra Mobility Corporation, included in this Annual Report (Form 10-K) for the year ended December 31, 2021.

/s/ Ernst & Young LLP

Phoenix, Arizona

April 22, 2022